SHINE MEDIA ACQUISITION CORP.
(a corporation in the development stage)

FINANCIAL STATEMENTS
AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
December 27, 2006

SHINE MEDIA ACQUISITION CORP.
(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Shine Media Acquisition Corp.

We have audited the accompanying balance sheet of Shine Media Acquisition Corp. (a corporation in the development stage), as of December 27, 2006 and December 31, 2005, and the related statement of operations, stockholders’ equity, and cash flows for the period from June 24, 2005 (inception) to December 27, 2006, January 1, 2006 to December 27, 2006 and June 24, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shine Media Acquisition Corp. as of December 27, 2006 and December 31, 2005, and the results of its operations and its cash flows for the period from June 24, 2005 (inception) to December 27, 2006, January 1, 2006 to December 27, 2006 and June 24, 2005 (inception) to December 31, 2005, in conformity with United States generally accepted accounting principles.

/s/ Goldstein Golub Kessler LLP
Goldstein Golub Kessler LLP

New York, New York
January 4, 2007

SHINE MEDIA ACQUISITION CORP.
(a corporation in the development stage)

BALANCE SHEET

	December 27, 2006	December 31, 2005
ASSETS
Current assets
Cash in trust	$33,917,500	$-
Cash	773,484	65,176
Total current assets	34,690,984	65,176
Deferred Offering Costs	-	389,702
Total assets	$34,690,984	$454,878

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$-	$265,772
Accrued offering costs	1,040,500	-
Accrued interest payable on notes payable, stockholders	1,647	-
Notes payable, stockholders	-	170,000
Due to stockholders	54,460	-
Total current liabilities	1,096,607	435,772

Common stock subject to possible redemption - 1,199,400 shares at redemption value	6,600,198	-

Commitments

Stockholders’ equity
Preferred stock, $.0001 par value, authorized 1,000,000 shares; none issued	-	-
Common stock, $.0001 par value, authorized 89,000,000 shares; issued and outstanding - 1,500,000 shares as at December 31, 2005, and 7,633,333 shares as at December 27, 2006	763	150
Paid-in capital in excess of par	27,012,868	24,850
Deficit accumulated during the development stage	(19,452)	(5,894)
Total stockholders’ equity	26,994,179	19,106
Total liabilities and stockholders’ equity	$34,690,984	$454,878

See accompanying notes to financial statements.

SHINE MEDIA ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF OPERATIONS

	For the period from June 24, 2005 (inception) to December 27, 2006	For the Period from January 1, 2006 to December 27, 2006	For the Period from June 24 (inception) to December 31, 2005

Formation and operating costs	$(10,300)	$(6,845)	$(3,455)

Interest income	1,295	530	765

Interest expense	(10,447)	(7,243)	(3,204)

Net loss	$(19,452)	$(13,558)	$(5,894)

Weighted average shares outstanding (basic and diluted)	1,512,606	1,519,259	1,500,000

Net loss per share (basic and diluted)	$(0.01)	$(0.01)	$(0.00)

See accompanying notes to financial statements.

SHINE MEDIA ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY

	For the period from June 24, 2005 (inception) to December 27, 2006
	Common Stock			Deficit Accumulated
			Additional	During the	Stockholders’
	Shares	Amount	Paid-In Capital	Development Stage	Equity
Balance at June 24, 2005 (inception)
Common shares issued at July 12, 2005 at approximately $.02 per share	1,500,000	$150	$24,850	$-	$25,000
Net loss	-	-	-	(5,894)	(5,894)
Balance at December 31, 2005	1,500,000	150	24,850	(5,894)	19,106
Shares issued in private placement	133,333	13	799,987	-	800,000
Shares issued in public offering	6,000,000	600	32,788,229	-	32,788,829
Shares reclassified to “common stock subject to possible redemption”	-	-	(6,600,198)	-	(6,600,198)
Net loss	-	-	-	(13,558)	(13,558)
Balance at December 27, 2006	7,633,333	$763	$27,012,868	$(19,452)	$26,994,179

See accompanying notes to financial statements.

SHINE MEDIA ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF CASH FLOWS

	For the period from June 24, 2005 (inception) to December 27, 2006	For the period from January 1, 2006 to December 27, 2006	For the period from June 24, 2005 (inception) to December 31, 2005
Cash flows from operating activities
Net loss	$(19,452)	$(13,558)	$(5,894)

Adjustments to reconcile net loss to net cash provided by operating activities:
Increase in:
Accrued expenses	10,447	7,243	3,204
Net cash from operating activities	(9,005)	(6,315)	(2,690)

Cash flows from investing activities
Increase in cash held in trust	(33,917,500)	(33,917,500)	-
Net cash from investing activities	(33,917,500)	(33,917,500)	-

Cash flows from financing activities
Proceeds from notes payable, stockholders	210,000	40,000	170,000
Proceeds from stockholders’ advances	54,460	54,460	-
Proceeds from initial sale of common stock	25,000	-	25,000
Proceeds from private placement	800,000	800,000	-
Gross proceeds from public offering	36,000,000	36,000,000	-
Proceeds from underwriter’s option	100	100	-
Payment of notes payable, stockholders	(210,000)	(210,000)	-
Payment of interest on notes payable, stockholders	(8,800)	(8,800)	-
Payment of offering costs	(2,170,771)	(2,043,637)	(127,134)
Net cash provided by financing activities	34,699,989	34,632,123	67,866
Net increase in cash	773,484	708,308	65,176
Cash, beginning of period	-	65,176	-
Cash, end of period	$773,484	$773,484	$65,176
Supplemental disclosure of non-cash financing activity
Increase in accrued offering costs	$1,040,500	$777,932	$262,568

See accompanying notes to financial statements.

SHINE MEDIA ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1. Organization, proposed business operations and summary of significant accounting policies

Nature of operations

Shine Media Acquisition Corp. (the “Company”) was incorporated in Delaware on June 24, 2005 as a blank check company formed to acquire, through a merger, capital stock exchange, asset or stock acquisition or other business combination, an operating company in the media and advertising industry in China.

At December 27, 2006, the Company had not yet commenced any operations. All activity through December 27, 2006 relates to the Company’s formation and the private placement (the “Private Placement”) and public offering (“Public Offering” and, together with the Private Placement, the “Offering and Private Placement”) described below. The Company has selected December 31 as its fiscal year-end.

The registration statement for the Company’s Public Offering was declared effective on December 20, 2006. The Company completed the Private Placement on that date and received net proceeds of $800,000. The Company consummated the Public Offering on December 27, 2006.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering and Private Placement, although substantially all of the net proceeds of the Offering and Private Placement are intended to be generally applied toward consummating a business combination with one or more operating businesses. As used herein, a “target business” means an operating business in the media and advertising industry in China and a “business combination” shall mean the direct or indirect acquisition by the Company of the ownership or control of such a target business or businesses. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.

On December 27, 2006, the closing date of the Public Offering, $33,917,500, which amount is approximately 94.2% of the gross proceeds of the Public Offering in the event of the Company’s liquidation (or $5.65 per unit for each of the public stockholders), was placed in a trust account (“Trust Account”) at JPMorgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company acting as trustee, and invested until the earlier of (i) the consummation of the Company’s first business combination; or (ii) the liquidation of the Company. This amount includes $900,000 of underwriting compensation to be paid to the underwriters, if and only if, a business combination is consummated. The liability for this $900,000 is included on the Company's balance sheet under accrued offering costs. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the Company’s common stock sold in the Public Offering (which excludes, for this purpose, those persons who were stockholders prior to the Public Offering, vote against the business combination and exercise of their conversion rights, the business combination will not be consummated. All of the Company’s stockholders prior to the Public Offering, including all of the officers and directors of the Company (“Existing Stockholders”), have agreed to vote their 1,500,000 founding shares of common stock, the 133,333 shares comprising the units in the Private Placement and any shares of common stock acquired by them in the aftermarket in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any business combination.

After consummation of the Company’s first business combination, all of these voting safeguards will no longer be applicable.

With respect to the first business combination which is approved and consummated, any Public Stockholder who voted against the business combination may demand that the Company convert his or her shares into cash. The per share conversion price will equal the amount in the trust account (“Trust Account”) as of two business days prior to the date the proposed business combination is to be consummated (net of taxes payable), divided by the number of shares of common stock held by Public Stockholders at the consummation of the Public Offering. If 20% or more of the Public Stockholders elect to convert their shares into cash, then the Company will not be permitted to go forward with the business combination. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares sold in the Public Offering may convert their shares in the event of a business combination.

The Company’s fourth amended and restated certificate of incorporation provides for mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a business combination within 18 months from the date of the consummation of the Public Offering, or 24 months from the consummation of the Public Offering if certain extension criteria have been satisfied. These liquidation provisions, which are also contained in the agreement governing the Trust Account, cannot be amended without the affirmative vote of 100% of the Public Stockholders, and the certificate of incorporation cannot be amended without the affirmative vote of 95% of the shares sold in the Public Offering. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Public Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Public Offering discussed in Note 2.)

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Such cash and cash equivalents, at times, may exceed federally insured limits. The Company has not experienced any losses on these accounts.

Income taxes

The Company recorded a deferred income tax asset for the tax effect of temporary differences, aggregating $6,614 and $2,004 at December 27, 2006 and December 31, 2005, respectively. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at December 27, 2006 and December 31, 2005. The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Recently issued accounting pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (“FIN 48”), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Loss per common share

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. Shares of common stock issuable upon exercise of options and warrants are excluded from the computation since their effect, for the periods presented, are anti-dilutive.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

2. Offering and Private Placement

On December 27, 2006, the Company consummated its Public Offering by selling 6,000,000 Units at a price of $6.00 per Unit to the public. Each Unit consists of one share of the Company’s common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a business combination with a target business or December 20, 2007 and expiring December 20, 2010. An additional 900,000 units may be issued on exercise of a 45-day option granted to the underwriters to cover any over-allotments. After the Warrants become exercisable, the Warrants will be redeemable by the Company at a price of $.01 per Warrant upon 30 days notice , but only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day before the Company sends the notice of redemption.

On December 20, 2006, the Company’s officers and directors purchased, individually or through entities controlled by them, an aggregate of 133,333 units in the Private Placement at $6.00 per unit for an aggregate of $800,000.

All of the Company’s stockholders prior to the Public Offering waived their right to liquidation distributions with respect to the shares of common stock owned by them prior to the Public Offering, including the shares of common stock included in the units sold in the private placement. Accordingly, in the event of a liquidation, the amount in the Trust Account will be distributed to the holders of the shares sold in the Public Offering.

3. Notes Payable, Stockholders

On July 12, 2005, the Company issued unsecured promissory notes to a member of its board of directors and an entity wholly-owned by another member of its board of directors, and totaling $170,000. On August 9, 2006, the Company issued unsecured promissory notes to members of its board of directors and its management team totaling $40,000. Each of the notes had an interest rate of 4% per annum. The notes were fully repaid with the proceeds of the Offering and Private Placement. The accrued interest payable as at December 20, 2006, was $10,447, of which $8,800 was paid to holders of the notes. The outstanding balance of interest of $1,647 as at December 20, 2006 remains payable to the holders of the notes.

4. Due to Stockholders

On and before December 27, 2006, the board of directors and its management team advanced the Company $54,460 to fund the costs of the Public Offering. These advances bear no interest and have no definitive repayment terms, and remain outstanding and payable as at the closing of the Public Offering on December 27, 2006.

5. Stockholders’ Equity

In connection with the Public Offering, the Company paid an underwriting discount of 3.5% of the gross offering proceeds and a nonaccountable expense allowance of 1.0% the gross offering proceeds, to the underwriters at the closing of the Public Offering. The underwriters have agreed to defer additional underwriting fees (inclusive of interest, net of taxes payable) equal to 2.5% of the gross proceeds of this offering, or approximately $900,000 (assuming no exercise of the over-allotment option), until the consummation of the initial business combination. Upon the consummation of the initial business combination, the Company will pay such deferred fees out of the proceeds of this offering held in trust at JPMorgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company acting as trustee, and that amount will not be available for use to acquire an operating business. In the event that a business combination is not consummated within the required time period, that amount will be included in the distribution to the public stockholders of the proceeds held in trust.

On December 27, 2006, the Company sold to Merriman Curhan Ford & Co., the representative of the underwriters, for $100, a previously granted option to purchase up to a total of 360,000 units. This option is exercisable at $7.50 per unit commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring 4 years from the date of this prospectus. This option also contains a cashless exercise feature that allows the holder or holders of the option to receive units on a net exercise basis. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). The option and the 360,000 units, the 360,000 shares of common stock and the 720,000 warrants underlying such units, and the 720,000 shares of common stock underlying such warrants, have been deemed compensation by the National Association of Securities Dealers (“NASD”) and are therefore subject to lock-up under Rule 2710(g)(1) of the NASD Conduct Rules, pursuant to which the option may not be sold, transferred, assigned, pledged or hypothecated for a period of 180 days following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

The Company accounts for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the offering resulting in a charge directly to stockholders’ equity and a credit to paid-in capital, and, accordingly, there will be no net impact on its financial position or results of operations, except for recording the receipt of the $100 payment at the time of the sale of the option. The Company estimates that the fair value of this option is $452,921 using the Black-Scholes option-pricing model. The fair value of the option is estimated using the following assumptions: (1) expected volatility of 28.0% (2) a risk-free interest rate of 4.92%, and (3) a contractual life of four years. However, because the units do not have a trading history, the expected volatility is based on information currently available to management. The expected volatility was derived by analyzing the volatility over a four-year period for the stock prices of selected companies listed in the USX China Index, a modified market capitalization average index comprised of U.S. exchange listed securities of companies which derive a majority of their revenues within China and taking the simple average of such volatilities. The selected companies used to calculate volatility are China Finance Online Co. Ltd. (JTJC), Hurray! Holding Co. Ltd. (HRAY), Kongzhong Corporation (KONG), Linktone Ltd. (LTON) and Ninetowns DigitalWorld Trade Holdings (NINE). The entire USX China Index was not used because many of the companies included in this index have market capitalizations much larger than that of a target business that we would acquire, and are therefore not accurate examples for purposes of estimating volatility. The assumption of a contractual life of four years is based on the maximum term during which the option may be exercisable, and during which the option may be sold, assigned, pledged or hypothecated, other than to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although an expected life of four years was used in the calculation of the fair value of the option, if the Company does not consummate a business combination within the prescribed time period and we liquidate, the option will become worthless.

On April 27, 2006 the Company granted option awards to its founding shareholders and directors. Such options have an exercise price of $0.017 per share, contingently vest upon the exercise of the over-allotment option and expire three days thereafter. The number of shares subject to the options are equal to 25% of the over-allotment shares exercised by the underwriter, and can not exceed 225,000 shares.

The fair value of options granted under the plan was estimated on the date of grant using the Black-Scholes pricing model. The valuation model used for options granted under the Plan assumes that over-allotment will be exercised in full. If the over-allotment is not exercised in full, the compensation cost will be determined on a pro rata basis and any excess recognized compensation cost will be reversed. The inputs for the Black-Scholes pricing model consist of expected volatility of 15.2%, no expected dividends, and a risk-free interest rate of 4.86%. The volatility was calculated using the first 45 days of trading of similar newly public companies.

The weighted-average grant-date fair value of options granted was $5.48. As of April 27, 2006, total unrecognized compensation cost (assuming full exercise of the over-allotment) is estimated at $1,233,000. The company has determined that the exercise of the over-allotment is not probable and therefore has not recognized any compensation cost in the period ended December 27, 2006.

6. Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences, as may be determined from time to time by the Board of Directors.

7. Commitments

Subsequent to the offering, the Company has agreed to pay to Shine Media Group Limited, an affiliate of David Y. Chen, the Company’s Chief Executive Officer and President, an aggregate of $10,000 a month for 24 months for office space in New York, Beijing and Shanghai as well as general and administrative expenses.

8. Common stock reserved for issuance

At December 27, 2006, 13,571,666 shares of common stock were reserved for issuance upon exercise of options and warrants.